EXHIBIT 32.1

                Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Form 10-QSB of China Agri-Business, Inc. (the "Company") for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    Liping Deng
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Liping Deng
Chief Executive Officer and President
(principal executive officer)
Date: November 14, 2007

/s/    Xiaolong Zhou
-------------------------------
Xiaolong Zhou
Chief Financial Officer
(principal financial officer and accounting officer)
Date: November 14, 2007


         A signed original of this written statement required by Section 906 has been provided to China Agri-Business, Inc. and will be retained by China Agri-Business, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.